THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                                     Exhibit 11 - Computation of Earnings per Share

                                                                              (in thousands, except per share data)
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Fiscal Year                                                      1993           1992           1991           1990           1989
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
(a) Net earnings                                               $65,512        $54,579        $38,872        $37,530        $35,063

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    Average number of common shares outstanding
     during the year                                            60,805         59,297         55,675         55,558         55,069

    Common shares assumed issued upon exercise
     of dilutive stock options, net of assumed
     repurchase, at the average market price,
     using the treasury stock method (1)                         1,086          1,339            819            551            821

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(b) Average number of common shares outstanding
     during the year                                            61,891         60,636         56,494         56,109         55,890

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(c) Net earnings per share (a/b)                               $  1.06        $   .90        $   .69        $   .67        $   .63
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
(1) The number of shares assumed issued upon exercise of dilutive stock options is essentially the same for fully diluted earnings per share.
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